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                                                                     EXHIBIT 4.8

                             DECLARATION OF TRUST
                                      OF
                         JOHN HANCOCK CAPITAL TRUST I

                                 June 7, 2001

          THIS DECLARATION OF TRUST, dated as of June 7, 2001 (this "Declaration"), is entered into by and among John Hancock Financial Services, Inc., a Delaware corporation, as depositor (the "Depositor"), The Chase Manhattan Bank, as trustee (the "Property Trustee"), Chase Manhattan Bank USA, National Association, as trustee (the "Delaware Trustee"), and Thomas E. Moloney, an individual, as trustee (the "Administrative Trustee," and together with the Property Trustee and the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          (1) The trust created hereby (the "Trust") shall be known as "John Hancock Capital Trust I", in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          (2) The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware.

          (3) The Depositor and the Trustees will enter into an amended and restated declaration of trust (the "Amended and Restated Declaration of Trust") satisfactory to the Depositor and the Trustees to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities") and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities," and together with the Preferred Securities, the "Securities"). Prior to the execution and delivery of the Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate except as otherwise contemplated by this Declaration, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper or as are necessary to effect the transactions contemplated herein.

          (4) The Depositor shall have the exclusive power and authority to cause the Trust to engage in the following activities:
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          (a)  to issue and sell the Preferred Securities and the Common
Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities;

          (b) in connection with the issue and sale of the Preferred Securities to:

               (i) execute and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3, including any amendments thereto, in relation to the Preferred Securities;

               (ii) execute and file any documents, or take any acts as determined to be necessary, in order to qualify or register all or part of the Preferred Securities in any state in which the Depositor has determined to qualify or register such Preferred Securities for sale;

               (iii) execute and file an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

               (iv) execute and file with the SEC a registration statement on Form 8-A, including any amendments thereto relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934; and

               (v) execute and enter into an underwriting agreement and pricing agreement providing for the sale of the Preferred Securities;

          (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

          (d) to incur expenses which are necessary, appropriate, convenient or incidental to carry out any of the purposes of this Declaration; and

          (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, appropriate, convenient or incidental to the foregoing.

     (5) The number of Trustees initially shall be three, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time upon thirty days' prior written notice. Any Trustee may resign upon thirty days' prior notice to the Depositor.

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     (6)  The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of, or are imposed upon, or asserted at any time against, such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     (7) The Trust may be dissolved and terminated before the issuance of the securities of the Trust at the election of the Depositor.

     (8) This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

     (9)  This Declaration may be executed in one or more counterparts.


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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                            JOHN HANCOCK FINANCIAL
                            SERVICES, INC., as Depositor


                            By:  /s/ Thomas E. Moloney
                               -----------------------------
                               Name:   Thomas E. Moloney
                               Title:  Chief Financial Officer


                            CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee


                            By:  /s/ Denis Kelly
                               ---------------------------
                               Name:   Denis Kelly
                               Title:  Assistant Vice President


                            THE CHASE MANHATTAN BANK,
                            not in its individual capacity but solely as trustee


                            By:  /s/ Gregory P. Shea
                               ----------------------------
                                 Name:   Gregory P. Shea
                                 Title:  Assistant Vice President


                            Thomas E. Moloney, as trustee


                               /s/ Thomas E. Moloney
                            ------------------------------